CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” each dated October 28, 2022, and each included in this Post-Effective Amendment No. 232 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 19, 2022 except as to Note 10, as to which the date is October 26, 2022, with respect to the financial statements and financial highlights of Touchstone Balanced Fund, Touchstone Core Municipal Bond Fund (formerly, Touchstone Ohio Tax-Free Bond Fund), Touchstone International Equity Fund, Touchstone International Growth Fund, Touchstone Large Cap Focused Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Small Company Fund, and Touchstone Value Fund (9 of the funds constituting Touchstone Strategic Trust) included in its Annual Report to Shareholders (Form N-CSR/A) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
October 27, 2022